UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
August 4, 2005
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File No.)	94-3038428 (I.R.S. Employer Identification No.)
1308 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 4, 2005, a resignation agreement (the “Resignation Agreement”) by and between Finisar Corporation (the “Company”) and Kevin Cornell, the former Vice President and General Manager of the Company’s Network Tools Group, became effective. Pursuant to the Resignation Agreement, the Company agreed to provide severance benefits to Mr. Cornell, including the payment of his base salary and health insurance premiums under COBRA, each through December 31, 2005, following Mr. Cornell’s resignation from the Company. The Company’s obligation to provide these severance benefits is conditioned upon Mr. Cornell not providing any service to the Company’s competitors. In consideration for these severance benefits, Mr. Cornell agreed to release all claims he may have against the Company, its affiliates and agents. The description of the terms of the Resignation Agreement set forth above is qualified in its entirety by reference to the terms of the Resignation Agreement which is attached hereto as Exhibit 10.33 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

10.33	Resignation Agreement by and between Finisar Corporation and Kevin Cornell, effective as of August 4, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 8, 2005

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.33	Resignation Agreement by and between Finisar Corporation and Kevin Cornell, effective as of August 4, 2005.